Exhibit 3.126(a)

Entity #: 2005042 Date Filed: 11/15/2010 Basil L Merenda Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

☒ Business Corporation (§ l915)
☐ Nonprofit Corporation (§ 5915)

Document will be returned to the name and address you enter to the left.
Corporation Service Company
573388-260	/s/ [illegible]
Commonwealth of Pennsylvania ARTICLES OF AMENDMENT-BUSINESS 11 Page(s) [BARCODE] T1032164054

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.      The name of the corporation is:

Pyramid Club Management, Inc.

2.      The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider	County

c/o Corporation Service Company	Dauphin

3.  The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.  The date of its incorporation: February 19, 1991

5.  Check and if appropriate complete, one of the following:

☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on:		at
	Date		Hour

2010 NOV 15 PM 12:33

PA. DEPT. OF STATE

DSCB:15-1915/5915-2

6.  Check one of the following:

☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b), or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S.§ 19l4(c) or 5914(b).

7.  Check, and if appropriate, complete one of the following:

☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.       Check if the amendment restates the Articles:

☒ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this10th day of November, 2010.

PYRAMID CLUB MANAGEMENT, INC.
Name of Corporation

/s/ Ingrid Keiser
Signature

Secretary
Title

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PYRAMID CLUB MANAGEMENT, INC.

I, the undersigned, for the purposes of amending and restating the Articles of Incorporation originally filed under the name Pyramid Club Management, Inc. with the Secretary of the Commonwealth of Pennsylvania on February 19,1991, pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania, as heretofore amended, hereby execute these Amended and Restated Articles of Incorporation and do certify as follows:

FIRST. The name of the corporation is Pyramid Club Management, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the Commonwealth of Pennsylvania is 2704 Commerce Drive, Harrisburg, 17110. The name of its registered agent at such address is Corporation Service Company.

THIRD. The Corporation has been formed for the following purposes:

(a)                    to manage, lease and/or operate one or more sports or business clubs, in the City of Philadelphia, Commonwealth of Pennsylvania, including the sports or business club commonly known as Pyramid Club (the “Business”);

(b)                   to engage in any activities necessary to purchase, acquire, own, hold, sell, endorse, transfer, assign, pledge, lease, mortgage and finance the Business including, without limitation, the grant of a security interest in or mortgage on such Business;

(c)                    to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to all of the Corporation’s property;

(d)                   to engage in any activities necessary to authorize, execute and deliver any agreement, guaranty, notice or document in connection with the activities described above, including the filing of any notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations; and

(e)                    to engage in any lawful activities and to exercise such powers permitted to corporations under the Business Corporation Law of the Commonwealth of Pennsylvania.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $1.00 per share, and are to be of one class.

FIFTH. Reserved.

SIXTH. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH.

(a)                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

(b)                   The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors of the Corporation, or in any other manner provided in the By-Laws of the Corporation.

EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Pennsylvania, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Law whether adopted by them or otherwise.

NINTH. The Corporation shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other person or entity, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third persons that the Corporation is an entity with assets and liabilities distinct from those of any other person or entity.

TENTH. The Corporation shall have the power and authority to: (i) assume, guarantee, or otherwise become obligated for any obligation of any person or entity or hold out its credit as being available to satisfy the obligations or securities of others; (ii) incur, create or assume any indebtedness, including without limitation, any pledge of its assets for the benefit of any other person; or (iii) make or permit to remain outstanding any loan or advance to, or own or acquire any obligations, stock or securities of, any person, including, without limitation, any shareholder or affiliate.

ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment modification or repeal.

TWELFTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, and other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

THIRTEENTH. Reserved.

FOURTEENTH. The Corporation shall not, without the unanimous vote of the entire Board of Directors of the Corporation, without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or seek or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of this Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action; or take or consent to any of the foregoing actions with respect to any subsidiary of the Corporation.

IN WITNESS WHEREOF the undersigned has signed these Amended and Restated Articles of Incorporation (this 10th day of November, 2010.

PYRAMID CLUB MANAGEMENT, INC.

By	/s/ Ingrid Keiser
Name:	Ingrid Keiser
Title:	Secretary